                                                                   EXHIBIT 10.14

                           CHANGE OF CONTROL AGREEMENT


        This Change of Control Agreement (the "Agreement") is effective as of May 3, 2002 (the "Effective Date"), by and between Joel J. Spina ("Employee") and Repeater Technologies, Inc. (the "Company"). Certain capitalized terms used in the Agreement are defined in Section 3 below.

        WHEREAS, the Company and Employee entered into an offer letter employment agreement dated January 26, 1998, a copy of which is attached hereto as Exhibit A; and

        WHEREAS, the Company and Employee entered into an Employment, Confidential Information And Invention Assignment Agreement dated February 19, 1998, a copy of which is attached hereto as Exhibit B (the "Confidential Information Agreement" and together with the offer letter collectively referred to as the "Employment Agreement"); and

        WHEREAS, the Company and Employee desire to amend the Employment Agreement to provide Employee with certain benefits in the event that Employee terminates his employment with the Company for Good Reason or the Company terminates Employee's employment without Cause, within five (5) years after the Effective Date and within twelve (12) months after a Change of Control of the Company;

        THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree that the Employment Agreement is amended by this Agreement as follows:

        1) At-Will Employment. Nothing in this Agreement alters the at-will employment relationship between Employee and the Company, meaning that Employee may terminate employment with the Company for any reason and at any time, simply by notice, and the Company may terminate Employee's employment with the Company at any time, with or without Cause or advance notice. Upon termination of employment, Employee will not be entitled to any payments, benefits, compensation or severance, except as expressly provided by this Agreement.

        2) Termination of Employment. If the Company terminates Employee's employment without Cause or if Employee terminates his employment for Good Reason at any time within five (5) years after the Effective Date and within twelve (12) months after a Change of Control: then (i) all shares of stock subject to Employee's Options shall immediately become fully vested (the "Acceleration"); (ii) the Company shall make severance payments to Employee in the form of continuation of Employee's Base Compensation in effect as of the date of termination of Employee's employment with Company (the "Termination Date") for six (6) months following the Termination Date (the "Severance Period"), less standard payroll deductions and withholdings (the "Severance Payments"); (iii) if Employee elects to continue health insurance benefits as provided under the federal COBRA law after the Termination Date, the Company will pay Employee's COBRA premiums during the Severance Period, and the Company will continue to provide to Employee during the Severance Period other insurance



                                       1.

benefits that the Company provided to Employee immediately prior to the Termination Date, provided that Employee continues to be eligible to receive such benefits under the terms of the applicable benefits plans (the "Insurance Benefits"); and (iv) Employee's Options will become exercisable for a period of two hundred seventy (270) days after the Termination Date (the "Extended Exercise Period") As a precondition of receiving the Acceleration, the Severance Payments, the Insurance Benefits and the Extended Exercise Period, Employee must sign a general release of claims in a form acceptable to the Company.

        3) Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                a) Base Compensation. The base salary of Employee in effect as of the Termination Date is referred to in this Agreement as "Base Compensation."

                b) Cause. "Cause" shall mean (i) Employee's willful failure to perform any reasonable assigned duties for the Company after a written demand for performance is delivered to Employee by the Company's Chief Executive Officer or the Board of Directors of the Company ("Board"), which demand specifically identifies the manner in which the Board believes that Employee has not performed his duties, and provides a reasonable opportunity to cure such failure; (ii) Employee's willful conduct that is demonstrably injurious to the Company, monetarily or otherwise; (iii) Employee's Disability, provided that the Company has given Employee written notice at least 30 days in advance of the Termination Date; or (iv) Employee's death. For purposes of this Section 3(b), an act or failure to act by Employee shall be deemed "willful" when done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                c) Change of Control. "Change of Control" means the occurrence of any of the following events: (i) any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; (ii) a merger or consolidation of the Company with any other corporation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii) the sale or disposition by the Company of all or substantially all of the Company's assets.

                d) Disability. "Disability" shall mean that Employee is unable to perform one or more of the essential functions of his job for a period of at least 90 continuous days, as the result of his incapacity due to physical or mental impairment.

                e) Good Reason. The voluntary termination of employment with the Company by Employee will be considered a termination for "Good Reason" if Employee resigns his employment because any of the following occur without Employee's consent: (i) the assignment to the Employee of any duties, or limitation of Employee's responsibilities, resulting



                                       2.

in a material diminution or adverse change of Employee's position or responsibilities, taken as a whole; provided, however, that a change in job position (including a change in title), shall not be deemed by itself to constitute "Good Reason" for termination of employment with the Company; (ii) a substantial reduction by the Company of the Employee's Base Compensation, except to the extent the base salaries of other executive officers of the Company are accordingly reduced; (iii) a failure by the Company to pay Employee any material portion of Employee's earned compensation (including bonus compensation, if any, with respect to the actual amount of bonus compensation earned by Employee);
(iv) a failure to pay to Employee any substantial portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due, provided that the Employee has delivered written notice to the Company and the Company has had seven (7) days to cure such failure after delivery of notice; (v) a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package is significantly reduced; (vi) the failure by the Company to continue in effect any bonus or other compensation plan in which Employee is eligible to participate which is material to Employee's total compensation, unless an equitable arrangement has been made providing substantially equivalent benefits on a basis not materially less favorable (both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants); or (vii) the relocation of Employee's principal place of employment to a facility or a location more than 50 miles from Employee's prior principal place of employment.

                f) Options. "Options" shall mean options to purchase 37,500 shares of Common Stock of the Company granted to Employee on February 17, 1998 under the Company's Key Executives Stock Option Plan; 37,500 shares of Common Stock of the Company granted to Employee on March 13, 1998 under the Company's 1990 Incentive Stock Plan; 140,000 shares of Common Stock of the Company granted to Employee on December 28, 2001 under the Company's 2000 Equity Incentive Plan; and 110,000 shares of Common Stock of the Company granted to Employee on April 15, 2002 under the Company's Key Executives Stock Option Plan, as well as any additional options granted to Employee by the Company at any time after the date of this Agreement and shall include any options assumed or substituted by a third party in connection with a Change of Control of the Company.

        4) Limitation on Payments. In the event that any benefits or payments received or to be received by Employee pursuant to this Agreement ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to 280G and (ii) but for this Section 4, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the "Excise Tax"), then such Payment shall be reduced to the largest amount which would not result in any portion of the Payment being subject to the Excise Tax (the "Reduced Amount"). If a reduction in the Payment is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Employee elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse



                                       3.

order of the date of grant of Employee's stock awards unless Employee elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Employee within fifteen (15) calendar days after the date on which Employee's right to a Payment is triggered (if requested at that time by the Company or Employee) or such other time as requested by the Company or Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Employee.

        5) Proprietary Information Obligations. Employee agrees to execute and abide by the Company's Employee Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement"), attached hereto as Exhibit C and incorporated herein as part of this Agreement.

        6) Successors.

                a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business, equity securities and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes of this Agreement, the term "Company" shall include any successor to the Company's business, equity securities and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                b) Employee's Successors. The terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.



                                       4.

        7) Notice.

                a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address listed on the Company's payroll. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                b) Notice of Termination. Any termination of Employee's employment by the Company for Cause, or by Employee for Good Reason, shall be communicated by a notice of termination to the other party hereto given in accordance with this Section 7. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date.

        8) Arbitration and Equitable Relief. To ensure the rapid and economical resolution of disputes that may arise in connection with Employee's employment with the Company, Employee and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Employee's employment, or the termination of Employee's employment, except for any issue or dispute arising under the Proprietary Information Agreement attached hereto as Exhibit C, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Santa Clara County, California conducted by the American Arbitration Association ("AAA") or its successor, under the then applicable rules of AAA. EMPLOYEE ACKNOWLEDGES THAT BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH EMPLOYEE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY OR JUDGE OR ADMINISTRATIVE PROCEEDING. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Employee or the Company would be entitled to seek in a court of law. The Company shall pay all AAA's arbitration fees in excess of those which would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, any issue or dispute arising under the Proprietary Information Agreement shall be resolved by court action instead of arbitration.

        9) Miscellaneous Provisions.

                a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any Payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such Payment be reduced by any earnings that Employee may receive from any other source.



                                       5.

                b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                c) Entire Agreement. This Agreement, including Exhibits A, B and C, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

                d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles.

                e) Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof, which shall remain in full force and effect, and the invalid or unenforceable term or provision will be modified with a valid or enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

                f) Employment Taxes. All Payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

                g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY                                     Repeater Technologies, Inc.


                                            By:  /s/ Chris L. Branscum
                                               ---------------------------------
                                                     Chris L. Branscum

                                            Title: President and Chief Executive
                                                   Officer



EMPLOYEE                                    /s/ Joel Spina



                                       6.

                                    EXHIBIT A

                        OFFER LETTER EMPLOYMENT AGREEMENT

                       [REPEATER TECHNOLOGIES LETTERHEAD]


January 15, 1998


Mr. Joel Spina
23000 South Spencer Road
New Lenox, IL 60451


Dear Joel,

Repeater Technologies Inc. is pleased to offer you employment in the position of Vice President over Latin American Sales Operations. You will also be acting Executive Director over the Asia Pacific Sales Operations until such time that we decide who will manage those operations. This position reports directly to the President & CEO of the company. Your compensation includes a salary of $120,000 per year, participation in our Direct Sales Commission Program, participation in the stock bonus portion of the Executive Bonus Program, medical and dental coverage for yourself and your dependents at a nominal cost. You will also receive PTO, Paid Time Off, and holidays. You will be reimbursed for your relocation expenses to the Bay Area in accordance with our relocation policy. You will also receive a relocation signing bonus of $20,000 payable with your first standard payroll check to cover additional expenses you might have such as temporary housing, travel, etc.

As a member of our key management team you will also receive a stock option award of 75,000 shares, subject to approval by the board of directors. Stock options vest at the rate of one fourth of the total per year over a 4 year term.

We are excited to have you join Repeater Technologies in this Key Senior Management role. I am sure you will find your employment here challenging and rewarding as we work together to build a strong and productive company in the fast growing wireless communications industry.


Sincerely yours,

/s/ KEN KENITZER
Ken Kenitzer
President and Chief Executive Officer


I have read, understand, and accept the foregoing terms of employment with Repeater Technologies, Inc. I further understand that my salary, benefits, job title, and job duties may change from time to time without a written modification of this agreement.


                                             /s/ JOEL SPINA      1/26/98
                                             --------------      -------
                                             Acceptance          Date

                                   EXHIBIT B

                       CONFIDENTIAL INFORMATION AGREEMENT

[REPEATER TECHNOLOGIES LOGO]


         EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT
                                   AGREEMENT


        As a condition of my employment with Repeater Technologies, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company") and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

        1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

        2. CONFIDENTIAL INFORMATION.

           (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and make generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the time or items involved.

          (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

               (c) THIRD PARTY INFORMATION. I recognized that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

          3.   INVENTIONS.

               (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder, or, if not such list is attached, I represent that there are no such prior inventions. If in the course of my employment with the company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product process or machine.

               (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works or authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduce to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire", as the term is defined in the United States Copyright Act.

               (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                                      (2)

          (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property right relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works or authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent an attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as EXHIBIT B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on EXHIBIT A.

     4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

     5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents of property, or reproductions or any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "TERMINATION CERTIFICATION" attached hereto as EXHIBIT C.


                                      (3)

        6. NOTIFICATION TO NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligation under this Agreement.

        7. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to lease their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

        8. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as EXHIBIT D hereto.

        9. REPRESENTATION. I agree to execute any proper oath or verify any proper document required to carry out the terms of this agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

        10. ARBITRATION AND EQUITABLE RELIEF.

            (a) ARBITRATION. Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or to the relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

            (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5, herein. Accordingly, I agree that if I breach any of such Section, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance.

                                      (4)

     11.  GENERAL PROVISIONS.

          (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

          (b) ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

          (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date: 2/19/98

                                             /s/ JOEL SPINA
                                             -----------------------------------
                                                         Signature


                                             Joel Spina
                                             -----------------------------------
                                             Name of Employee (typed or printed)

-----------------------------------
Witness

                                   EXHIBIT A


           LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP


                                              IDENTIFYING NUMBER
TITLE               DATE                     OR BRIEF DESCRIPTION
-----               ----                     --------------------




 X   No inventions or improvements
---

     Additional Sheets Attached
---

Signature of Employee: /s/ JOEL SPINA
                      ------------------------
Print Name of Employee:  JOEL SPINA
                       -----------------------

Date: 2/19/98
     ---------


                                      (6)

                                   EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual demonstrably anticipate research or development or the employer.

          (2)  Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state is unenforceable."










                                      (7)

                                   EXHIBIT C

                          REPEATER TECHNOLOGIES, INC.
                           TERMINATION CERTIFICATION

        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions or any aforementioned items belonging to REPEATER TECHNOLOGIES, INC., it's subsidiaries, affiliates, successors or assigns (together the "Company").

        I further certify that I have complied with all the terms of the Company's Employment, Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

        I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

        I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees who leave their employment.

DATE:
     ------------------------

                                        ----------------------------------------
                                        (Employee's Signature)

                                        ----------------------------------------
                                        (Type/Print Employee's Name)


                                      (8)

                                   EXHIBIT D


                        CONFLICT OF INTEREST GUIDELINES



          It is the policy of REPEATER TECHNOLOGIES, INC., to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interest of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

          1. Revealing confidential information to outsiders or misusing confidential information. Unamortized divulging of information is in violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

          2. Accepting or offering substantial gifts, excessive entertainment, favors or payment which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

          3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

          4. Initiating or approving any form of personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

          5. Initiating or approving any form of personal or social harassment of employees.

          6. Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment or directorship might influence in any manner a decision or course of action of the Company.

          7.   Borrowing from or lending to employees, customers or suppliers.

          8.   Acquiring real estate of interest to the Company.

          9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations or confidentiality exist.

                                      (9)

          10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

          11. Making any unlawful agreements with distributors with respect to prices.

          12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

          13. Engaging in any conduct which is not in the best interest of the Company.

          Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.


                                      (10)

                                   EXHIBIT C

                       PROPRIETARY INFORMATION AGREEMENT

                          REPEATER TECHNOLOGIES, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

        In consideration of my continued employment by REPEATER TECHNOLOGIES, INC. (the "COMPANY"), the Company's entering into the Change of Control Agreement with me dated May 3, 2002, and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE.

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company.

        1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior



                                       1.

Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.



                                       2.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

        10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be



                                       3.

construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.6 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 (except for Section 2.7) of this Agreement shall apply to any time during which I was previously engaged, or am in the future engaged, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges any and all prior discussions and agreements between us, including (without limitation) the Employment, Confidential Information and Invention Assignment Agreement between me and the Company, dated February 19, 1998. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: February 17, 1998.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated: 5/8/02
       ------


/s/ Joel Spina
----------------------------------
(SIGNATURE)

Joel Spina
----------------------------------
(PRINTED NAME)

ACCEPTED AND AGREED TO:

REPEATER TECHNOLOGIES, INC.

By:  /s/ Timothy A. Marcotte
----------------------------------

Title:  EVP, COO & CFO
----------------------------------


1150 Morse Ave.
----------------------------------
(Address)

Sunnyvale, CA 94089
----------------------------------

Dated: 5/8/02
       ------



                                       4.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION

        THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Repeater Technologies, Inc. (the "Company") does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

        2. Result from any work performed by you for the Company.

        To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                            By: /s/ Joel Spina
                                               ---------------------------------
                                                    Joel J. Spina

                                            Date: 5/8/02
                                                  --------

WITNESSED BY:


/s/ Timothy A. Marcotte
---------------------------------



                                      A-1.

                                    EXHIBIT B

TO:               REPEATER TECHNOLOGIES, INC.

FROM:             JOEL J. SPINA

DATE:             5/8/02

SUBJECT:          PREVIOUS INVENTIONS

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Repeater Technologies, Inc. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         [X]      No inventions or improvements.

         [ ]      See below:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

[ ]      Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

         INVENTION OR IMPROVEMENT           PARTY(ies)              RELATIONSHIP

1.
         ------------------------           ----------              ------------

2.
         ------------------------           ----------              ------------

3.
         ------------------------           ----------              ------------

[ ]      Additional sheets attached.


                                      B-1.